Smart Online Announces Management Resignation

RESEARCH TRIANGLE PARK, N.C.—(BUSINESS WIRE)—Sept. 11, 2007—Smart Online, Inc. (OTCBB: SOLN), a leading provider of Software-as-a-Service (SaaS) applications for the small business market, announced that Dennis Michael Nouri, its President and Chief Executive Officer, has resigned as an officer and director effective immediately. Smart Online was informed today that Mr. Nouri has been charged with federal securities fraud and conspiracy to commit securities fraud.

As previously disclosed, Smart Online was informed of a Securities and Exchange Commission investigation in January 2006 in connection with possible manipulative conduct in the market for Smart Online stock. As a result of the SEC investigation, the Audit Committee of the Board of Directors conducted an internal investigation, the results of which were previously shared with the SEC and reported, including as updated on Smart Online’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007. Based on the results of the Audit Committee’s investigation, Smart Online took a number of steps to improve its internal controls with respect to management conduct involving securities law compliance and enhance its management. These steps have been reported and continue to be monitored by the Board of Directors and the Audit Committee. Steps taken include: (i) electing a majority of the Board as independent non-management directors and appointing Jeff LeRose as non-executive Chairman of the Board, replacing Mr. Nouri as Board chair to separate the leadership of the Board from management of the company; (ii) shifting responsibility for investor relations communications to the Chief Financial Officer and having the Chief Financial Officer report to the Audit Committee on those communications; (iii) adopting a revised securities trading policy and requiring written confirmation by officers and directors as to compliance with the company’s ethics and conflict of interest policies; and (iv) adopting numerous other policies and implementing other safeguards both designed to promote legal compliance with securities trading and good corporate governance practices.

Smart Online intends to continue to take actions it believes are in the best interest of Smart Online’s stockholders, customers and employees. It anticipates that its Board of Directors will name an acting CEO and President later today. Smart Online does not believe its ongoing operations should be affected by the charges against Mr. Nouri. Smart Online is not named in the criminal complaint and it has not been informed that any criminal action against it is anticipated. Smart Online has been informed that the SEC has named it in a civil action requesting injunctive relief from any future securities law violations. No fines or monetary relief is being sought against Smart Online. Smart Online has offered its further cooperation to federal officials and intends to pursue swift resolution of the civil matter.

About Smart Online, Inc.

Smart Online, Inc. (OTCBB: SOLN) delivers private-label, Software-as-a-Service (SaaS) applications designed to enable its corporate partners to acquire and retain small business customers. Smart Online’s applications help partners increase their recurring revenue, while aiding their small business customers to more efficiently start, manage, and grow their businesses. To learn more, please visit http://www.smartonline.com.

Smart Online and the Smart Online logo are trademarks and/or registered trademarks of Smart Online Inc. in the United States. Other marks belong to their respective owners.

Forward-Looking Statements

Statements in this press release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of many factors, including, but not limited to, the risks described in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 under the headings “Changes to Internal Control Over Financing Reporting,” “Risks Associated with Our Officers,” Directors, Employees and Stockholders, “Regulatory Risks” and “Risks Associated with the Market for Our Securities,” delays in development schedules, changes in market conditions, product announcements by other companies, Smart Online’s ability to raise capital to increase its sales and marketing budget, customer perception of the value of Smart Online’s enhanced products, Smart Online’s dependence on corporate partners to market its products, and its ability to effectively manage expenses. For further information regarding risks and uncertainties associated with Smart Online’s business, please refer to the Risk Factors section of Smart Online’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2006 and the Quarterly Reports on Form 10-Q, copies of which may be obtained on the web site of the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Smart Online on the date hereof. Smart Online undertakes no duty to update any forward-looking statement or to conform the statement to actual results or changes in Smart Online’s expectations.

CONTACT: Smart Online, Inc.
Thomas Furr, 919-765-5000
tfurr@smartonline.com

SOURCE: Smart Online